EXHIBIT 3.1

CERTIFICATE OF FORMATION

of

LIBERTY MEDIA LLC

This Certificate of Formation of Liberty Media LLC (the “Limited Liability Company”), dated as of May 9, 2006, is being duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

1.                                       The name of the Limited Liability Company is “Liberty Media LLC.”

2.                                       The address of the registered office and the name and address of the registered agent of the Limited Liability Company are The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware  19808.

3.                                       This Certificate of Formation of Liberty Media LLC shall be effective at 5:02 p.m., New York City time, on May 9, 2006.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

LIBERTY MEDIA LLC

By:	/s/ Charles Y. Tanabe
Charles Y. Tanabe
Authorized Person